Exhibit 10.17

Termination Agreement to Exclusive Option Agreement

Party A: Qingdao Zecan Information Technology Co., Ltd

Address: Room 301, 3/F, Qingdao Financial Center Mansion, 15 Miaoling Road, Laoshan District, Qingdao, Shandong Province

Party B I: Shanghai Zhenfan Business Consulting Center

Address: Room 147-65, Building 3, 2111 Beiyan Highway, Chongming District, Shanghai

Party B II: Ningbo Meishan Free Trade Port Zone Xinsong Investment Management Partnership Enterprise (Limited Partnership)

Address: B-M0683, Room 401, Building 1, 88 Qixing Road, Meishan, Beilun District, Ningbo, Zhejiang Province

Party B III: Ningbo Meishan Free Trade Port Zone Chiying Investment Management Partnership Enterprise (Limited Partnership)

Address: B-M0684, Room 401, Building 1, 88 Qixing Road, Meishan, Beilun District , Ningbo, Zhejiang Province

Party B IV: Tianjin Haitai Gebi Enterprise Management Consulting Partnership (Limited Partnership)

Address: A3009, Room 4-310, 2 Kangtai Avenue, Binhai High-Tech Park, Binhai High-Tech Industrial Development Area, Tianjin

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Party B V: Guoxin Shengda Industrial Co., Ltd

Address: Room 204, Building A, Hisense Wisdom Valley, 20 Zhuzhou Road, Laoshan District, Qingdao, Shandong Province

Party C: Shanghai Fendan Information Technology Co., Ltd

Address: 15/F, 180 Tianjin Road, Huangpu District, Shanghai

WHEREAS

The above-mentioned parties signed the Exclusive Option Agreement (the “Original Agreement”) on July 16, 2021, where it’s agreed that Party B and Party C grant Party A the exclusive option for equity purchase, contingent upon being permitted under the Chinese laws, and that Party A has the right to purchase all or part of the equity held by Party B and all or part of the assets owned by Party C at any time.

NOW THEREFORE, through friendly negotiation, the parties further agree as follows:

1. All parties agree to terminate the Original Agreement and all cooperation under the Original Agreement from October 12, 2021. Neither party shall be bound by the terms of their rights and obligations under the Original Agreement from the date of termination (except for confidentiality clauses and any terms otherwise agreed).

2. All parties confirm that there are no outstanding expenses during the term of the Original Agreement; and that no party needs to be liable for breach of contract due to the termination of the Original Agreement and the termination of cooperation.

3. This termination agreement shall come into effect from the date when all parties affix their seals on it.

4. After this termination agreement takes effect, any and all disputes arising from the execution of this termination agreement or in connection with the Original Agreement shall be resolved through friendly negotiation. If such negotiation fails, the dispute shall be resolved in accordance with the terms agreed on in the Original Agreement.

5. This agreement is made in seven original copies, with each party holding one, all of which shall have the same force and effect.

(Remainder of page intentionally left blank. Signature page to follow)

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(Signature Page)

Party A (seal): Qingdao Zecan Information Technology Co., Ltd. [Company Seal Affixed Here]

Date: October 12, 2021

Party B I (seal): Shanghai Zhenfan Business Consulting Center [Seal Affixed Here]

Date: October 12, 2021

Party B II (seal): Ningbo Meishan Free Trade Port Zone Xinsong Investment Management Partnership Enterprise (Limited Partnership) [Seal Affixed Here]

Date: October 12, 2021

Party B III (seal): Ningbo Meishan Free Trade Port Zone Chiying Investment Management Partnership Enterprise (Limited Partnership) [Seal Affixed Here]

Date: October 12, 2021

Party B IV (seal): Tianjin Haitai Gebi Enterprise Management Consulting Partnership (Limited Partnership) [Seal Affixed Here]

Date: October 12, 2021

Party B V (seal): Guoxin Shengda Industrial Co., Ltd [Company Seal Affixed Here]

Date: October 12, 2021

Party C (seal): Shanghai Fendan Information Technology Co., Ltd [Company Seal Affixed Here]

Date: October 12, 2021

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